EXHIBIT 23.1


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2005 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in ParkerVision, Inc.'s Annual Report on Form 10-K for the year-ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Jacksonville, Florida
May 26, 2005